STORAGE USA, INC.
                             SHAREHOLDER VALUE PLAN


                               SECTION 1: PURPOSE

         The purpose of the Storage USA, Inc. Shareholder Value Plan (the "Plan") is:

         (a) to increase a Participant's economic interest in the long-term success of Storage USA, Inc.,

         (b) to encourage Participants to continue employment with Storage USA, Inc., and

         (c) to reward Participants for achieving long term goals.

                             SECTION 2: DEFINITIONS

         2.1 Award: The value of a Shareholder Value Unit ("SVU") Grant at the end of an Award Period calculated as the product of an SVU Grant multiplied by the SVU Value.

         2.2 Award Account: A nonqualified, deferred compensation account for each Participant, into which Awards, if earned, may be credited as they become vested in accordance with Section 3.6, for later distribution to a Participant, if so elected by Participants pursuant to Section 3.6.

         2.3 Award Period: A period of no less than three full fiscal years over which performance is measured for Award Period Performance Measure determination purposes. The Award Period may be a rolling period.

         2.4 Award Period Performance Measure: The Award Period Performance Measure shall be a measure of the Company's total shareholder return (as calculated by the sum total of yield plus appreciation/depreciation in the price of the Company's common stock over the Award Period) or such other components selected by the Committee, which are ranked or compared to such indices or competitors as the Committee may, in its sole discretion, determine. Initially the Award Period Performance Measure shall be as set out on the attached Exhibit "A".

         2.5 Company: Storage USA, Inc.

         2.6 Committee: The Compensation Committee of the Board of Directors of the Company.

         2.7 Effective Date: This Plan shall be effective January 1, 1999.

         2.8 Participant: A key executive of the Company, its affiliates or Storage USA Franchise Corp. who is a member of a select group of highly compensated or management employees who, through the effective execution of his or her assigned duties and responsibilities, is in a position to have a direct and measurable impact on the Company's long-term financial results, and is designated by the Committee to be eligible for an SVU Grant.

         2.9 SVU ("SVU"): A Shareholder Value Unit is a unit of long term incentive compensation. An SVU shall have an initial value of zero dollars.

         2.10 SVU Value: SVU Value shall be the value of each SVU based upon an Award Period Performance Measure. Initially, the SVU Values shall be determined as set out on the attached Exhibit A. SVU Values for Award Period Performance Measures between those shown in Exhibit A shall be interpolated as set out on Exhibit "B", or as otherwise determined by the Committee.

         2.11 SVU Grant: The total number of Shareholder Value Units granted to a Participant for a particular Award Period.

         2.12 Targeted Annual Compensation: The target compensation for a Participant expressed, in dollars, as a percentage, as determined by the Committee, of total annual base compensation..


                  SECTION 3: PLAN OPERATION AND ADMINISTRATION

         3.1 SVU Grants: At the beginning of an Award Period, the Committee will determine the total number of SVU Grants that will be granted, which Participants will receive SVU Grants, and the amount of each Participant's SVU Grant. SVU Grants previously granted (but upon which no Award has been made) to a Participant shall be cancelled in the event of Termination (as such term is defined in the 1993 Omnibus Stock Plan), unless the Committee shall determine otherwise, except in the event of the death or total disability of a Participant, in which event any Awards due shall be paid, upon conclusion of the Award Period, to the Participant's beneficiary (or estate, if none stated) (in the event of death) or to the Participant (in the event of total disability). In the event of a fractional SVU Grant, such fractions shall be rounded to the nearest whole number.

         3.2 Determination of SVU Grants: An SVU Grant will consist of a number of SVU's granted to any one Participant as determined by the Committee, in its sole discretion, at the beginning of each Award Period (or in the case of a newly hired or newly promoted Participant, at such time as the Committee shall determine) as follows:
                          Targeted Annual Compensation
                          ----------------------------
                                      $1000

         3.3 Award Periods: The Committee may elect to make an SVU Grant at any time provided that the beginning of an Award Period coincides with the beginning of the Company's fiscal year. However, with respect to a newly hired or newly promoted Participant(s), the Committee may issue SVU Grant for the current Award Period provided such Participant(s) is hired or promoted within the first three months of such Award Period.

         3.4 Amount of Award: At the end of each Award Period the Committee shall determine the SVU Value based upon the Award Period Performance Measures and make Awards to each Participant equal to the SVU Value multiplied by the number of the Participant's outstanding SVU Grants. For example: the Participant's annual base compensation is $100,000 and the Targeted Annual Compensation is 30% or $30,000. $30,000/$1000 = 30. The Participant is granted 30 SVU's on January 1, 1999 for the Award Period starting on that date. At the end of the Award Period (December 31, 2002) the SVU Value is determined to be in range C2 in the matrix set out on Exhibit A. The SVU Value will, therefore be $1000. The Participant's Award will be $30,000.

         3.5 Form and Payment of Award: An Award may be made in either a cash amount or a number of shares of Company stock, in the sole discretion of the Committee. If made in Company stock, shares of such stock shall be issued as restricted shares pursuant to the Company's 1993 Omnibus Stock Plan. Payment of the Award shall be as soon after the close of an Award period as practical.

         3.6 Award Deferrals: If elected by the Participant prior to the end of the third calendar quarter of the final year of the Award Period, an Award will be credited to a Participant's Award Account , where it will remain until the Participant terminates employment with the Company at which time payment shall commence. Upon commencement of payment, the balance of the Award Account will be paid to the Participant in a lump sum or in installments as elected by the Participant at the time of the deferral election, but in no event will payments extend beyond five (5) annual installments. Award Accounts consisting of cash will be credited with interest as determined by the Committee, less any fees, taxes or other current or future obligations that might be incurred by the Company as a direct result of the existence and/or maintenance of the Award Account. Award Accounts held as Company stock shall be paid in shares of Company Stock, and any dividends paid on such shares will be reinvested in shares (or fractional shares) of Company stock pursuant to the Company's Dividend Reinvestment Plan.

                       SECTION 4: MISCELLANEOUS PROVISIONS

         4.1 Grant Limitations: The total value (number of SVU's granted multiplied by the SVU Value) of all SVU Grants made to all Participants for an Award Period will not exceed the amount specified in Section 3.2.

         4.2 Nontransferability of SVU Grants & Awards: SVU Grants shall not be transferred, assigned, pledged or encumbered.

         4.3 Amendment and Termination: The Company or the Committee may terminate, amend or modify the Plan at any time in any respect it deems advisable, without prior notice; provided that: (i) any Awards deferral by a Participant pursuant to Section 3.6 shall be paid as directed by a Participant; and (ii) the Plan may be terminated only prospectively and any current Award Periods for which SVU Values have not been determined shall continue until the end of such Award Period, at which time Awards shall be made pursuant to this Plan.

         4.4 Right to Terminate Employment: Nothing contained in the Plan shall confer upon any person a right to be employed by or to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employment of a Participant at any time, with or without cause.

         4.5 Finality of Determinations: By participating in the Plan, each Participant waives the right to litigate any dispute arising pursuant to this Plan in any court of otherwise competent jurisdiction. The Committee shall have the discretion to construe and interpret the provisions of the Plan, and to administer the Plan. Each determination, interpretation, or other action made by the Company or the Committee shall be final and binding for all purposes. The Company may, but is not required to, utilize a mediator to facilitate the resolution of any dispute, and such mediator shall be a disinterested party to the dispute.

         4.6 Withholding: The Company shall have the right to deduct from all amounts paid pursuant to the Plan, any taxes required by law to be withheld.

         4.7 Grants Discretionary: No employee or other person shall have any claim or right to receive a SVU Grant under the Plan.

         4.8 Nonqualified Plan-Award Deferrals: To the extent a Participant elects a deferral under Section 3.6, this Plan is a nonqualified deferred compensation plan under the Internal Revenue Code of 1986. Any deferral Awards that may be earned and become vested by Participants from time to time shall be credited to his/her Award Account which may, or may not, be held in trust primarily for the benefit of the Participant. A Participant's right to his/her Award Account, whether or not held in trust, shall be subordinated to secured creditors of the Company in the event of bankruptcy or insolvency and shall, therefore, always be subjected to a substantial risk of forfeiture. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         4.9 Adjustment to Value: If, during an Award Period, the Company's structure should be materially altered by virtue of an acquisition, merger, divestiture or reorganization, the Committee may redefine the Award Period Performance Measures, the Award Period, SVU Value and/or restate SVU Value to reflect the impact of such change. The nature of any such adjustment shall be to protect the purpose and integrity of the Plan, reducing the potential for windfall gains or losses for Participants.

         4.10 Governing Law: The Plan shall be governed by the internal laws of the State of Tennessee, except to the extent preempted by the Employee Retirement Income Security Act of 1974.

         4.11 Severability: If any provision of this Plan is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision. Furthermore, in lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Plan a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.



         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 3rd day of February, 1999.


ATTEST:                                          STORAGE USA, INC.



By: /s/ John W. McConomy                         By: /s/ Christopher P. Marr
   ------------------------                         ---------------------------
       John W. McConomy                                 Christopher P. Marr
       Executive VP & General Counsel                   Chief Financial Officer